Filed Pursuant to Rule 424(b)(5)

Registration No. 333-281974

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 31, 2024)

DSS, INC.

900,000 Shares of Common Stock

We are offering 900,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the NYSE American LLC under the symbol “DSS.” The aggregate market value of our outstanding common stock held by non-affiliates is $4,091,957, based on 9,092,518 shares of outstanding common stock, of which 2,943,854 shares are held by non-affiliates, and a per share price of $1.39 based on the closing sale price of our common stock as reported by the NYSE American LLC on February 3, 2026.

Investing in our common stock involves risks that are described in the “Risk Factors” beginning on page S-8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Share	Total
Public offering price	$1.00	$900,000
Underwriting discount(1)	$0.07	$63,000
Proceeds, before expenses, to us	$0.93	$837,000

(1)	The underwriters will receive compensation in addition to the underwriting discount. See the “Underwriting” section of this prospectus for additional information regarding total underwriter compensation.

We have granted a 45-day option to the underwriter to purchase up to 135,000 additional shares of common stock (representing 15% of the shares sold in this offering) solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver our shares to purchasers in the offering on or about February 5, 2026.

Sole Book-Running Manager

Aegis Capital Corp.

The date of this prospectus supplement is February 4, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and any accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate as of the date on the cover page of this prospectus supplement. Because the risk factors referred to above, as well as the risk factors referred to on page S-8 of this prospectus supplement and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required under applicable securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement and incorporated by reference herein, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein to the “Company,” DSS,” “we,” “us” and “our” refer to DSS, Inc. and its subsidiaries.

Company Overview

Document Security Systems, Inc. (the “Company” or “DSS”) operates eight (8) business lines through eight (8) DSS subsidiaries located around the globe.

Of the eight subsidiaries, three of those have historically been the core subsidiaries of the Company: (1) Premier Packaging Corporation (“Premier Packaging”), (2) DSS Digital Inc., and its subsidiaries (“Digital Group”), and (3) DSS Technology Management, Inc. (“IP Technology”). Premier Packaging operates in the paper board folding carton, smart packaging, and document security printing markets. It markets, manufactures, and sells mailers, photo sleeves, sophisticated custom folding cartons, and complex 3-dimensional direct mail solutions designed to provide functionality, marketability, and sustainability to product packaging while providing counterfeit protection and consumer engagement platform. Digital Group researches, develops, markets, and sells the Company’s digital products worldwide. As an industry leader in brand authentication services, our solutions leverage functional anti-counterfeiting features and cutting-edge technologies to satisfy commercial and consumer product needs for branding, intelligent packaging, and marketing. Digital’s primary product is AuthentiGuard®, which is a brand authentication application that integrates the Company’s counterfeit deterrent technologies with proprietary digital data security-based solutions. IP Technology Management Inc., manages, licenses, and acquires intellectual property assets for the purpose of monetizing these assets through a variety of value-enhancing initiatives, including, but not limited to, investments in the development and commercialization of patented technologies, licensing, strategic partnerships, and commercial litigation. In 2020, under its (4) Decentralize Sharing Systems, Inc. subsidiary, created a fourth business segment, Direct Marketing/Online Sales Group (“Direct”). This group provides services to assist companies in the emerging growth gig business model of peer-to-peer decentralized sharing marketplaces. Direct specializes in marketing and distributing its products and services through its subsidiary and partner network, using the popular gig economic marketing strategy as a form of direct marketing.

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In addition to the four subsidiaries listed above, in 2019 and early 2020, DSS has created four new, wholly owned subsidiaries. (5) DSS Blockchain Security, Inc., a Nevada corporation, specializes in the development of blockchain security technologies for tracking and tracing solutions for supply chain logistics and cyber securities across global markets. (6) DSS Securities, Inc., a Nevada corporation, has been established to develop or to acquire assets in the securities trading or management arena, and to pursue two parallel streams of digital asset exchanges in multiple jurisdictions: (i) securitized token exchanges, focusing on digitized assets from different vertical industries and (ii) utilities token exchanges, focusing on “blue-chip” utility tokens from solid businesses. (7) DSS BioHealth Security, Inc., a Nevada corporation, is our business line which we will intend to invest in or to acquire companies related to the bio-health and biomedical field, including businesses focused on the research to advance drug discovery and development for the prevention, inhibition, and treatment of neurological, oncology and immuno-related diseases. This new division will place special focus on open-air defense initiatives, which curb transmission of air-borne infectious diseases such as tuberculosis and influenza, among others. (8) DSS Secure Living, Inc., a Nevada Corporation, develops top of the line advanced technology, energy efficiency, quality of life living environments and home security for everyone for new construction and renovations of residential single and multifamily living facilities. Aside from Decentralized Sharing Systems, Inc., the activity in these newly created subsidiaries has been minimal or in various start-up or organizational phases.

On March 3, 2020, the Company, via its subsidiary DSS Securities, entered into a share subscription agreement and loan arrangement with LiquidValue Asset Management Pte Ltd., AMRE Asset Management, Inc. (“LVAM”), and American Medical REIT Inc. under which it acquired a 52.5% controlling ownership interest in AMRE Asset Management Inc. (“AAMI”) which currently has a 93% equity interest in American Medical REIT Inc. (“AMRE”). AAMI is a real estate investment trust (“REIT”) management company that sets the strategic vision and formulate investment strategy for AMRE. It manages the REIT’s assets and liabilities and provides recommendations to AMRE on acquisition and divestments in accordance with the investment strategies. AMRE is a Maryland corporation, organized for the purposes of acquiring hospitals and other acute or post-acute care centers from leading clinical operators with dominant market share in secondary and tertiary markets, and leasing each property to a single operator under a triple-net lease. AMRE was formed to originate, acquire, and lease a credit-centric portfolio of licensed medical real estate. AMRE is planned to qualify as a Real Estate Investment Trust for federal income tax purposes, which will provide AMRE’s investors the opportunity for direct ownership of Class A licensed medical real estate. As of March 31, 2021, AAMI has yet to generate any revenue. LVAM is an 82% owned subsidiary of Alset International Limited (formally Singapore eDevelopment Ltd.), whose Chief Executive Officer and largest shareholder is Mr. Heng Fai Ambrose Chan, the Chairman of the Board and largest shareholder of the Company.

On August 21, 2020, the Company, completed its acquisition of Impact BioMedical, Inc. (“Impact BioMedical”), pursuant to a Share Exchange Agreement by and among the Company, DSS BioHealth Security, Inc. (“DSS BioHealth”), Alset International Limited (formerly Singapore eDevelopment Ltd.), and Global Biomedical Pte Ltd. (“GBM”), which was previously approved by the Company’s shareholders (the “Share Exchange”). Under the terms of the Share Exchange, the Company issued 483,334 shares of the Company’s common stock, par value $0.02 per share, nominally valued at $6.48 per share, and 46,868 newly issued shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock”). As a result of the Share Exchange, Impact BioMedical is now a wholly owned subsidiary of DSS BioHealth, the Company’s wholly owned subsidiary. Mr. Heng Fai Ambrose Chan, who is the Chief Executive Officer and largest shareholder of Alset International Limited, is also the Chairman of the Board and largest shareholder of the Company.

Impact BioMedical strives to leverage its scientific know-how and intellectual property rights to provide solutions that have been plaguing the biomedical field for decades. By tapping into the scientific expertise of its partners, Impact BioMedical has undertaken a concerted effort in the research and development (R&D), drug discovery and development for the prevention, inhibition, and treatment of neurological, oncological and immune related diseases.

In August 2020, the Company’s wholly owned subsidiary, DSS Securities, Inc. entered into a corporate venture to form and operate a real estate title agency, under the name and flagging of Alset Title Company, Inc, a Texas corporation (“ATC”). DSS Securities, Inc. shall own 70% of this venture with the other two shareholders being attorneys necessary to the state application and permitting process.

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On October 7, 2020, DSS Securities took part in an initial public offering of Presidio Property Trust, Inc. (“Presidio”), a Maryland corporation, that invests primarily in commercial properties, such as office, industrial and retail properties, as well as in residential across the United States. As part of this offering, we purchased 200,000 shares of Presidio’s Series A Common Stock at $5.00 per share for a total purchase price of $1,000,000.

Effective December 9, 2020, Impact BioMedical Inc., a subsidiary of the Company, entered into an exclusive distribution agreement with BioMed Technologies Asia Pacific Holdings Limited (“BioMed”), which is focused on manufacturing natural probiotics. Under the terms of this distribution agreement, Impact BioMedical will directly market, advertise, promote, distribute and sell certain BioMed products to resellers. The products to be distributed by Impact BioMedical include BioMed’s PGut Premium Probiotics™, PGut Allergy Probiotics™, PGut SupremeSlim Probiotics™, PGut Kids Probiotics™, and PGut Baby Probiotics™. Under the terms of the ten-year distribution agreement, Impact BioMedical will have exclusive rights to distribute the products within the United States, Canada, Singapore, Malaysia, and South Korea and non-exclusive distribution rights in all other countries.

On February 8, 2021, DSS Securities, a subsidiary of the Company, announced that it entered into a joint venture agreement (“JV Agreement”) with Coinstreet Partners (“Coinstreet”), a global decentralized digital investment banking group and digital asset financial service firm, and GSX Group (“GSX”), a global digital exchange ecosystem for the issuance, trading, and settlement of tokenized securities, using its proprietary blockchain solution. The JV leverages the operational strengths and assets of three key leaders in their field, combining traditional capital market experience, Fintech innovations, and business networks from three continents, North America, Europe, and Asia, to capitalize on unique digital asset opportunities. The JV reported that it intended to first pursue a digital securities exchange license in the US. Moving forward, this JV will be the key operational company building and operating a digital securities exchange that utilizes the GSX STACS blockchain technology, serving corporate issuers and investors in the sector.

On February 25, 2021, DSS Securities, a subsidiary of the Company, announced its acquisition of an equity interest in WestPark Capital, Inc. (“WestPark”) and an investment in BMI Capital International LLC (“BMICI”). DSS Securities executed two separate transactions that were designed to grow the securities division by signing a binding note and stock exchange letter of intent to own 7.5% of the issued and outstanding shares of WestPark and acquiring 24.9% of BMICI through a purchase agreement. WestPark is a full-service investment banking and securities brokerage firm which serves the needs of both private and public companies worldwide, as well as individual and institutional investors. BMI is a private investment bank specializing in corporate finance advising, raising equity, and venture services, providing a global “one-stop” corporate consultancy to listed companies. From corporate finance to professional valuation, corporate communications to event management, BMICI services companies in the US, Hong Kong, Singapore, Taiwan, Japan, Canada, and Australia.

On March 1, 2021, Decentralized Sharing Systems, Inc. (“Decentralized”), a subsidiary of the Company, announced that it increased its investment in Sharing Services Global Corporation (“Sharing Services” or “SHRG”), a publicly traded company dedicated to maximizing shareholder value through the acquisition and development of innovative companies, products, and technologies in the direct selling industry, through a $30 million convertible promissory note dated April 5, 2021. Decentralized’s financing was made as an investment that would help accelerate Sharing Services sales and growth, as well as international expansion, with the expectation that such capital reserves would help make Sharing Services a dominant player in the global marketplace over the next two years. It was reported that the new $30 million investment would have the potential to exponentially increase Sharing Services sales channels and substantially expand its product portfolio, and to position Sharing Services to capitalize on consolidation and roll up opportunities of other direct selling companies. In the joint announcement, Sharing Services reported that the additional funding would now allow it to accelerate its global expansion with a direct focus on the Asian markets, and specifically in countries such as South Korea, Japan, Hong Kong, China, Singapore, Taiwan, Thailand, Malaysia, and the Philippines. As of March 31, 2021, DSS owned 64,207,378 class A shares of Sharing Services or approximately 40.2% of the Sharing Services outstanding shares. This aggregated to a fair value at March 31, 2021 of approximately $16,052,000. The Company, via four (4) of the Company’s existing board members, holds four (4) of the five (5) SHRG board of director seats as of the date of this prospectus supplement. Mr. John “JT” Thatch, DSS’s Lead Independent Director and as well the CEO of SHRG is on the SHRG Board, along with Mr. Heng Fai Ambrose Chan, DSS’s Executive Chairman of the board of directors (joined the SHRG Board effective May 4, 2020), Mr. Sassuan “Sam” Lee, DSS Independent Director (joined the SHRG Board effective September 29, 2020) and Mr. Frank D. Heuszel, the CEO of the Company (joined the SHRG Board effective September 29, 2020).

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On March 15, 2021, the Company, through one of its subsidiaries, DSS BioMedical International, Inc. entered into a Stock Purchase Agreement (the “Agreement”) with Vivacitas Oncology Inc. (“Vivacitas”), to purchase 500,000 shares of its common stock at the per share price of $1.00, with an option to purchase 1,500,000 additional shares at the per share price of $1.00. In addition, under the terms of the Agreement, the Company will be allocated two seats on the board of Vivacitas. On March 18, 2021, the Company entered into an agreement with Alset EHome International, Inc. (“Seller”) to acquire the Seller’s wholly owned subsidiary Impact Oncology PTE Ltd for the purchase price of $2,480,000 to effectively purchase ownership of 2,480,000 shares of common stock of Vivacitas.. This agreement includes an option to purchase an additional 250,000 shares of common stock. As a result of these two transactions, which were closed on March 21, 2021 and March 29, 2021, respectively, the Company owns an approximate 15.7% equity position in Vivacitas. The Seller’s largest shareholder is Mr. Heng Fai Ambrose Chan, the Chairman of the Company’s board of directors and its largest shareholder.

On April 21, 2021, the Company announced its wholly owned subsidiary, Premier Packaging Corporation’s intentions to relocate from its current 48,000 square-foot manufacturing facility from Victor, NY to a new 105,000 square-foot facility in the Town of Henrietta, NY approximately 15 miles from its Victor location by the end of 2021. In connection with this relocation, Premier Packaging has entered into an agreement to sell its current Victor location with the anticipated closing date of January 31, 2022.

On May 19, 2021, the Company announced that its wholly owned subsidiary, DSS PureAir, Inc., a Texas corporation (“DSS PureAir”), closed on a Securities Purchase Agreement with Puradigm LLC, a Nevada limited liability corporation (“Puradigm”). Pursuant to the terms of the Securities Purchase Agreement, DSS PureAir agreed to provide Puradigm a secured convertible promissory note in the maximum principal amount of $5,000,000.00 (the “Puradigm Note”). The Puradigm Note has a two year term with interest at 6.65% payable quarterly. All, or part of the Puradigm Note principal balance can be converted at the sole discretion of DSS PureAir for up to an 18% membership interest in Puradigm LLC. The Puradigm Note is secured by all the assets of Puradigm under a security agreement with Puradigm.

The four reporting segments are as follows:

Premier Packaging: (“Premier”) The Company’s packaging and security printing group is coordinated by the wholly owned subsidiary, Premier Packaging Corporation, a New York corporation. Premier operates in the paper board folding carton, smart packaging, and document security printing markets. It markets, manufactures, and sells mailers, photo sleeves, sophisticated custom folding cartons, and complex 3-dimensional direct mail solutions. These products are designed to provide functionality and marketability while also providing counterfeit protection. Premier is currently located in Victor, NY and serves the US market.

BioHealth Group: (“BioHealth”) The BioHealth Group is our business line created to invest in, or acquire companies in the biohealth and biomedical fields, including businesses focused on the advancement of drug discovery and prevention, inhibition, and treatment of neurological, oncological, and immune related diseases. This division is also developing open-air defense initiatives, which curb transmission of air-borne infectious diseases, such as tuberculosis and influenza. The BioHealth Group is also targeting unmet, urgent medical needs. Assets of this group are organized under the holding company, DSS BioHealth Security, Inc. Its subsidiaries are currently headquartered in Rochester, NY. The group also has a research facility in Winter Haven, Florida.

Digital Group: (“Digital”) Digital researches, develops, markets, and sells the Company’s digital products worldwide. As an industry leader in brand authentication services, our solutions leverage functional anti-counterfeiting features and cutting-edge technologies to satisfy commercial and consumer product needs for branding, intelligent packaging, and marketing. Digital’s primary product is AuthentiGuard®, which is a brand authentication application that integrates the Company’s counterfeit deterrent technologies with proprietary digital data security-based solutions. Digital Group is headquartered in Rochester, NY, but it also has offices and staff in Hong Kong. On May 7, 2021, Document Security Systems, Inc. (the “Company”) completed the sale of 100% of the capital stock of DSS Digital Inc., the Company’s wholly-owned subsidiary (“DSS Digital”), to Proof Authentication Corporation (the “Buyer”) pursuant to a stock purchase agreement (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, the Buyer purchased DSS Digital for a purchase price of $5,000,000, consisting of $3 million in cash; $1.5 million in potential earn-out if certain performance targets are met during an earn-out period commencing on the one-year anniversary of the closing and ending the day before the six-year of the closing; and $0.5 million in trade credit or license fee rebates. The Hong Kong staff and operations will remain with the Company. Included in the Consolidate Balance Sheet as of March 31, 2021 is approximately $790,000 of assets and $48,000 of liabilities for DSS Digital. Also, included in the Consolidated Statement of Operations and Comprehensive Loss for the three months ended March 31, 2021 for DSS Digital is net income of approximately $162,000.

Stock Listing

Our common stock is listed on The NYSE American LLC under the symbol “DSS.”

Corporate Information

Our principal executive offices are located at 275 Wiregrass Pkwy, Henrietta, NY 14586, USA. Our telephone number is +1-585-325-3610. Our corporate website is www.dssworld.com. Information contained in or accessible through our website is not part of this prospectus.

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Common Stock offered by us (excluding the shares underlying the over-allotment option)	900,000 shares

Common stock outstanding prior to this offering (as of February 3, 2026)	9,092,518 shares

Common stock to be outstanding immediately following this offering	9,992,518 shares (or 10,127,518 shares, if the underwriter exercises its over-allotment option in full).

Overallotment option	We have granted the underwriter a 45-day option to purchase 135,000 shares of common stock, representing up to 15% of the shares of common stock sold in the offering.

Use of proceeds	We estimate that we will receive net proceeds from this offering of approximately $677,000, or approximately $792,200 if the underwriter exercises its overallotment option, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering, together with our existing cash, to fund (1) capital expenditures, and (2) the Company’s general corporate and working capital needs. See “Use of Proceeds” below.

Dividend policy	We have never paid cash dividends, and we do not anticipate paying a cash dividend in 2026. We anticipate that we will retain any earnings and other cash resources for investment in our business. The payment of dividends on our common stock is subject to the discretion of our board of directors and will depend on our operations, financial position, financial requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors that our board of directors deems relevant.

Risk factors	An investment in our common stock involves a high degree of risk. You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

NYSE American symbol	“DSS”.

The number of shares of common stock to be outstanding after this offering is based on 9,092,518 shares of common stock outstanding at February 3, 2026, and excludes the following:

●	673,436 shares of common stock reserved and available for issuance under our equity compensation plans.

Unless otherwise indicated, all information in this prospectus reflects or assumes no exercise by the underwriter of its option to purchase up to additional shares of common stock in this offering.

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RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision about our common stock, you should carefully consider the specific factors set forth under the caption “Risk Factors” in this prospectus supplement and in our periodic and current reports filed with the SEC that are incorporated by reference herein (including the “Risk Factors” set forth in our Annual Report on Form 10-K filed with the SEC on March 31, 2025), together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances.

The value of our intangible assets and investments may not be equal to their carrying values.

As of December 31, 2024, we had approximately $18.9 million of net intangible assets. Approximately $17.8 million is associated with Impact Biomedical, Inc. The Company has completed valuations for certain developed technology assets acquired in the transaction as well as the non-controlling interest portion of Impact BioMedical, Inc. and its subsidiaries. If licensing efforts are not successful, the values of these assets could be reduced. We are required to evaluate the carrying value of such intangibles and goodwill and the fair value of investments whenever events or changes in circumstances indicate that the carrying value of an intangible asset, including goodwill, and investment may not be recoverable. If any of our intangible assets, goodwill or investments are deemed to be impaired then it will result in a significant reduction of the operating results in such period.

We have secured indebtedness, and a potential risk exists that we may be unable to satisfy our obligations to pay interest and principal thereon when due or negotiate acceptable extensions or settlements.

We have outstanding indebtedness (described below), most of which is secured by assets of various DSS subsidiaries and guaranteed by the Company. Given our history of operating losses and our cash position, there is a risk that we may not be able to repay indebtedness when due. If we were to default on any of our other indebtedness that require payments of cash to settle such default and we do not receive an extension or a waiver from the creditor and the creditor were to foreclose on the secured assets, it could have a material adverse effect on our business, financial condition, and operating results.

As of December 31, 2024, we had the following significant amounts of outstanding indebtedness:

●	Premier Packaging entered into master loan and security agreement (“BOA Note”) with Bank of America, N.A. (“BOA”) to secure financing approximating $3,710,000 to purchase a new Heidelberg XL 106-7+L printing press. The aggregate principal balance outstanding under the BOA Note shall bear interest at a variable rate on or before the loan closing. As of December 31, 2024, the outstanding principal on the BOA Note was $2,436,000 and had an interest rate of 4.63%. As of December 31, 2024, $520,000 was included in the current portion of long-term debt, net, and the remaining balance of approximately $1,916,000 recorded as long-term debt, The BOA Note contains certain covenants that are analyzed annually. As of December 31, 2024, Premier is in compliance with these covenants.

●	Premier Packaging entered into a loan and security agreement with Union Bank & Trust Company for the principal amount of $790,000 and shall accrued interest at the rate of 7.44%. Principal and interest shall be repaid in the approximate amount of $14,000 through March 2029. This loan is collateralized by a Bobst Model Novacut and is guaranteed by DSS, Inc. As of December 31, 2024, the outstanding principal and interest approximates $605,000 of which $123,000 was included in the current portion of long-term debt, net, and the remaining balance of approximately $482,000 recorded as long-term debt.

●	AMRE Shelton, LLC., (“AMRE Shelton”) a subsidiary of AMRE, entered into a loan agreement (“Shelton Agreement”) with Patriot Bank, N.A. (“Patriot Bank”) in an amount up to $6,155,000, with the amount financed approximating $5,105,000. The Shelton Agreement contains monthly payments of principal and an initial interest of 4.25%. The interest will be adjusted commencing on July 1, 2026 and continuing for the next succeeding 5-year period shall be determined one month prior to the change date and shall be an interest rate equal to two hundred fifty (250) basis points above the Federal Home Loan Bank Boston 5-Year/25-Year amortizing advance rate, but in no event less than 4.25% for the term of 120 months with a balloon payment approximating $2,829,000 due at term end. The net book value of these assets as of December 31, 2023 approximated $6,279,000. As of December 31, 2024, the outstanding principal and interest approximates $4,424,000 and is included in current portion of long-term debt on assets held-for-sale, net on the accompanying consolidated balance sheet

●	$3,000,000 loan agreement with BMIC (“BMIC Loan”), between LVAM and BMIC with interest to be charged at a variable rate to be calculated at the maturity date. The BMIC Loan matured on October 12, 2022 and both parties agree based on the language of the loan documents that the loan will keep extending an additional 3 months until either party cancels the extension. As of December 31, 2024, the outstanding principal and interest approximated $464,000 and is included in current portion of long-term debt, net on the accompanying balance sheet.

●	$3,000,000 loan agreement with Lee Wilson Tsz Kin (“Wilson Loan”) between LVAM and Wilson with interest to be charged at a variable rate to be calculated at the maturity date. The Wilson Loan matured on October 12, 2022 and both parties agree based on the language of the loan documents that the loan will keep extending an additional 3 months until either party cancels the extension. As of December 31, 2024, the outstanding principal and interest approximated $145,000 and is included in current portion of long-term debt, net on the accompanying balance sheet.

●	AMRE LifeCare entered into a loan agreement (“LifeCare Agreement”) with Pinnacle Bank, (“Pinnacle Bank”) in the amount of $40,300,000. The LifeCare Agreement supported the acquisition of three medical facilities located in Fort Worth, Texas, Plano, Texas, and Pittsburgh, Pennsylvania for a purchase price of $62,000,000. The LifeCare Agreement has a variable interest rate which equated to 8.8% on December 31, 2024. The outstanding principal and interest approximated $46,069,000 and is included in current portion of long-term debt on assets held-for-sale, net on the accompanying balance sheet. This note is in default and is due as of the date of this filing.

●	AMRE Winter Haven, LLC (“AMRE Winter Haven”) and Pinnacle Bank (“Pinnacle”) entered a term loan (“Pinnacle Loan”) whereas Pinnacle lent to AMRE Winter Haven the principal sum of $2,990,000, maturing on March 7, 2024. The interest rate as of December 31, 2024 is 9.6%. The outstanding principal and interest, approximates $3,040,000 and is included in current portion of long-term debt on assets held-for-sale, net on the accompanying consolidated balance sheet at December 31, 2024. This note was assumed by SMS Financial on August 15, 2024. This note is in default and is past due.

S-8

A significant amount of our revenue is derived by two customers.

As of December 31, 2024, two customers accounted for approximately 22% and 13% of our consolidated revenue and these two customers accounted for approximately 29% and 20% of our consolidated trade accounts receivable balance. As of December 31, 2023, two customers accounted for approximately 20% and 11% of our consolidated revenue and 39% and 30% of our trade accounts receivable balance. If we were to lose this customer or if the amount of business we do with this customer declines significantly, our business would be adversely affected.

We may face intellectual property infringement or other claims against us, our customers or our intellectual property that could be costly to defend and result in our loss of significant rights.

Although we have received patents with respect to certain of our core business technologies, there can be no assurance that these patents will afford us any meaningful protection. Although we believe that our use of the technology and products we have developed, and other trade secrets used in our operations do not infringe upon the rights of others, our use of the technology and trade secrets we developed may infringe upon the patents or intellectual property rights of others. In the event of infringement, we could, under certain circumstances, be required to obtain a license or modify aspects of the technology and trade secrets we developed or refrain from using the same. We may not be able to successfully terminate any infringement in a timely manner, upon acceptable terms and conditions or at all. Failure to do any of the foregoing could have a material adverse effect on our operations and our financial condition. Moreover, if the patents, technology, or trade secrets we developed or use in our business are deemed to infringe upon the rights of others, we could, under certain circumstances, become liable for damages, which could have a material adverse effect on our operations and our financial condition. As we continue to market our products, we could encounter patent barriers that are not known today. A patent search may not disclose all related applications that are currently pending in the United States Patent Office, and there may be one or more such pending applications that would take precedence over any or all of our applications.

Furthermore, third parties may assert that our intellectual property rights are invalid, which could result in significant expenditures by us to refute such assertions. If we become involved in litigation, we could lose our proprietary rights, be subject to damages and incur substantial unexpected operating expenses. Intellectual property litigation is expensive and time-consuming, even if the claims are subsequently proven unfounded, and could divert management’s attention from our business. If there is a successful claim of infringement, we may not be able to develop non-infringing technology or enter into royalty or license agreements on acceptable terms, if at all. If we are unsuccessful in defending claims that our intellectual property rights are invalid, we may not be able to enter into royalty or license agreements on acceptable terms, if at all. Moreover, if we are unsuccessful in our pending patent infringement litigation, we could lose certain patents that have been collateralized by third party funding partners. This could prohibit us from providing our products and services to customers, which could have a material adverse effect on our operations and our financial condition.

Certain of our recently developed products are not yet commercially accepted and there can be no assurance that those products will be accepted, which would adversely affect our financial results.

We’ve acquired several patents in the bio-health field through our acquisition if Impact Biomedical, Inc. Our business plan includes plans to incur significant marketing, intellectual property development and sales costs for the bio-health related products. If we are not able to develop and sell these new products, our financial results will be adversely affected.

The results of our research and development efforts are uncertain and there can be no assurance of the commercial success of our products.

We believe that we will need to continue to incur research and development expenditures to remain competitive. The products we are currently developing or may develop in the future may not be technologically successful. In addition, the length of our product development cycle may be greater than we originally expected, and we may experience delays in future product development. If our resulting products are not technologically successful, they may not achieve market acceptance or compete effectively with our competitors’ products.

The markets in which we operate are highly competitive, and we may not be able to compete effectively, especially against established industry competitors with greater market presence and financial resources.

Our markets are highly competitive and characterized by rapid technological change and product innovations. Our competitors may have advantages over us because of their longer operating histories, more established products, greater name recognition, larger customer bases, and greater financial, technical and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to the promotion and sale of their products. Competition may also force us to decrease the price of our products and services. We cannot assure you that we will be successful in developing and introducing new technology on a timely basis, new products with enhanced features, or that these products, if introduced, will enable us to establish selling prices and gross margins at profitable levels.

If we are unable to respond to regulatory or industry standards effectively, our growth and development could be delayed or limited.

Our future success will depend in part on our ability to enhance and improve the functionality and features of our products and services in accordance with regulatory or industry standards. Our ability to compete effectively will depend in part on our ability to respond to emerging industry and governmental standards in a timely and cost-effective manner. If we are unable to respond to these standards effectively, our growth and development of various products and services could be delayed or limited.

S-9

Breaches in security, whether cyber or physical, and other disruptions and/or our inability to prevent or respond to such breaches, could diminish our ability to generate revenues or contain costs, compromise our assets, and negatively impact our business in other ways.

We face certain security threats, including threats to our information technology infrastructure, attempts to gain access to our proprietary or classified information, and threats to physical and cyber security. Our information technology networks and related systems are critical to the operation of our business and essential to our ability to successfully perform day-to-day operations. The risks of a security breach, cyber-attack, cyber intrusion, or disruption, particularly through actions taken by computer hackers, foreign governments and cyber terrorists, have increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Although we have acquired and developed systems and processes designed to protect our proprietary and/or classified information, they may not be sufficient. The failure to prevent security breaches or cyber-attacks could disrupt our operations, require significant management attention and resources, result in potential legal liability, lead to regulatory investigations or enforcement actions, and could negatively impact our reputation among our customers and the public, which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our investments in Asia are subject to unique risks and uncertainties, including tariffs and trade restrictions.

Our investment in Alset International Limited presents risks including, but not limited to, changes in share price of investments, changes in local regulatory requirements, changes in labor laws, local wage laws, environmental regulations, taxes and operating licenses, compliance with U.S. regulatory requirements, including the Foreign Corrupt Practices Act and export control laws, uncertainties as to application and interpretation of local laws and enforcement of contract and intellectual property rights, currency restrictions, currency exchange controls, fluctuations of currency, and currency revaluations, eminent domain claims, civil unrest, power outages, water shortages, labor shortages, labor disputes, increase in labor costs, rapid changes in government, economic and political policies, political or civil unrest, acts of terrorism, or the threat of boycotts, other civil disturbances, sanctions and trade restrictions, and the possible impact of the imposition of tariffs as a result of trade disputes between the U.S. and China as well as any retaliating trade policies or restrictions. Any such disruptions could depress our earnings and have other material adverse effects on our business, financial condition and results of operations.

Future growth in our business could make it difficult to manage our resources.

Future business expansion could place a significant strain on our management, administrative and financial resources. Significant growth in our business may require us to implement additional operating, product development and financial controls, improve coordination among marketing, product development and finance functions, increase capital expenditures and hire additional personnel. There can be no assurance that we will be able to successfully manage any substantial expansion of our business, including attracting and retaining qualified personnel. Any failure to properly manage our future growth could negatively impact our business and operating results.

If we fail to retain certain of our key personnel and attract and retain additional qualified personnel, we might not be able to remain competitive, continue to expand our technology or pursue growth.

Our future success depends upon the continued service of certain of our executive officers and other key sales and research personnel who possess longstanding industry relationships and technical knowledge of our products and operations. Although we believe that our relationship with these individuals is positive, there can be no assurance that the services of these individuals will continue to be available to us in the future. There can be no assurance that these persons will agree to continue to be employed by us after the expiration dates of their current contracts.

We have identified weaknesses in our internal control over financial reporting structure; any material weaknesses may cause errors in our financial statements that could require restatements of our financial statements and investors may lose confidence in our reported financial information, which could lead to a decline in our stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate the effectiveness of our internal control over financial reporting as of the end of each year, and to include a management report assessing the effectiveness of our internal control over financial reporting in each Annual Report on Form 10-K. We have previously identified material weaknesses in our internal control over financial reporting following management’s annual assessment of internal controls over financial reporting and, as a result of that assessment, management concluded that our internal controls may not prevent or detect material misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

S-10

We do not intend to pay cash dividends.

We do not intend to declare or pay cash dividends on our common stock in the foreseeable future. We anticipate that we will retain any earnings and other cash resources for investment in our business. The payment of dividends on our common stock is subject to the discretion of our board of directors and will depend on our operations, financial position, financial requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors that our board of directors deems relevant.

We may seek to develop additional new inventions and intellectual property, which would take time and would be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

Part of our business may include the development of new inventions and intellectual property that we would seek to monetize. However, this aspect of our business would likely require significant capital and would take time to achieve. Such activities could also distract our management team from our present business initiatives, which could have a material and adverse effect on our business. There is also the risk that these initiatives would not yield any viable new inventions or technology, which would lead to a loss of our investments in time and resources in such activities.

In addition, even if we are able to develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain, and we would heavily rely on, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property we may develop principally including the following:

●	patent applications we may file may not result in issued patents or may take longer than we expect to result in issued patents;

●	we may be subject to interference proceedings;

●	we may be subject to opposition proceedings in the U.S. or foreign countries;

●	any patents that are issued to us may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents issued to us;

●	other companies may design around technologies we have developed; and

●	enforcement of our patents may be complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we will be the first to make our additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we may license or otherwise monetize, our rights will depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so. Our failure to obtain or maintain intellectual property rights for our inventions could have a material adverse effect on our business, financial condition and results of operations.

Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

S-11

Changes in the laws and regulations to which we are subject may increase our costs.

We are subject to numerous laws and regulations, including, but not limited to, environmental and health and welfare benefit regulations, as well as those associated with being a public company. These rules and regulations may be changed by local, state, provincial, national or foreign governments or agencies. Such changes may result in significant increases in our compliance costs. Compliance with changes in rules and regulations could require increases to our workforce, and could result in increased costs for services, compensation and benefits, and investment in new or upgraded equipment.

Declines in general economic conditions or acts of war and terrorism may adversely impact our business.

Demand for printing services is typically correlated with general economic conditions. The prolonged decline in United States economic conditions associated with the great recession adversely impacted our business and results of operations and may do so again. The overall business climate of our industry may also be impacted by domestic and foreign wars or acts of terrorism, which events may have sudden and unpredictable adverse impacts on demand for our products and services.

If we fail to comply with the continued listing standards of the NYSE American LLC Exchange, it may result in a delisting of our common stock from the exchange.

Our common stock is currently listed for trading on the NYSE American LLC Exchange (“NYSE American”), and the continued listing of our common stock on the NYSE American is subject to our compliance with a number of listing standards.

If our common stock were no longer listed on the NYSE American, investors might only be able to trade our shares on the OTC Bulletin Board ® or in the Pink Sheets ® (a quotation medium operated by Pink Sheets LLC). This would impair the liquidity of our common stock not only in the number of shares that could be bought and sold at a given price, which might be depressed by the relative illiquidity, but also through delays in the timing of transactions and reduction in media coverage.

If we are delisted from the NYSE American, your ability to sell your shares of our common stock may be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If our common stock is delisted from the NYSE American, it could come within the definition of a “penny stock” as defined in the Exchange Act and could be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

If our common stock is not listed on a national securities exchange, compliance with applicable state securities laws may be required for certain offers, transfers and sales of the shares of our common stock.

Because our common stock is listed on the NYSE American, we are not required to register or qualify in any state the offer, transfer or sale of the common stock. If our common stock is delisted from the NYSE American and is not eligible to be listed on another national securities exchange, sales of stock pursuant to the exercise of warrants and transfers of the shares of our common stock sold by us in private placements to U.S. holders may not be exempt from state securities laws. In such event, it will be the responsibility of us in the case of warrant exercises or the holder of privately placed shares to register or qualify the shares for any offer, transfer or sale in the United States or to determine that any such offer, transfer or sale is exempt under applicable state securities laws.

S-12

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. Our research coverage by industry and financial analysts is currently limited. Even if our analyst coverage increases, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.

As of February 3, 2026, our directors, executive officers and principal stockholders (those beneficially owning in excess of 5%), and their respective affiliates, beneficially own approximately 67.6% of our outstanding shares of common stock. As a result, these stockholders, acting together, could have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. As such, these stockholders, acting together, could have the ability to exert influence over the management and affairs of our company. Accordingly, this concentration of ownership might harm the market price of our common stock by: delaying, deferring or preventing a change in corporate control; impeding a merger, consolidation, takeover or other business combination involving us; or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Additional financing or future equity issuances may result in future dilution to our shareholders.

We expect that we will need to raise additional funds in the future to finance our internal growth, our merger and acquisition plans, investment activities, continued research and product development, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest and the newly issued securities may have rights senior to those of the holders of our common stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

S-13

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $677,000 from the sale of the shares of common stock offered in this offering, or approximately $0.8 million if the underwriter exercises its over-allotment option in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with our existing cash, to fund (1) capital expenditures, and (2) the Company’s general corporate and working capital needs. We estimate that approximately $100,000 of the net proceeds from this offering will be invested in capital expenditures, and approximately $577,000 will be used for general corporate and working capital needs, which may include amounts required to pay officers’ salaries and bonuses.

We may change the amount of net proceeds to be used specifically for any of the foregoing purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing and commercialization efforts, demand for our products, our operating costs and the other factors described under “Risk Factors” in this prospectus. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

Although we may use a portion of the net proceeds of this offering for the acquisition or licensing, as the case may be, of additional technologies, other assets or businesses, or for other strategic investments or opportunities, we have no current understandings, agreements or commitments to do so.

DIVIDEND POLICY

We have never paid cash dividends, and we do not anticipate paying a cash dividend in 2026. We anticipate that we will retain any earnings and other cash resources for investment in our business. The payment of dividends, whether in cash or in non-cash form, on our common stock is subject to the discretion of our board of directors and will depend on our operations, financial position, financial requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors that our board of directors deems relevant.

S-14

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

●	on an actual basis;

●	on a pro forma as-adjusted basis to reflect the issuance and sale by us of 900,000 shares of our common stock in this offering at the public offering price of $1.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are incorporated by reference in this prospectus, and our consolidated financial statements and related notes incorporated by reference in this prospectus.

	As of September 30, 2025
	Actual	Pro Forma As Adjusted
	(unaudited)	(unaudited)

Cash and cash equivalents	$7,019,000	$7,696,000
Long-term debt, net	$5,969,000	$5,969,000
Stockholders’ equity:
Preferred stock, $0.02 par value; 47,000 shares authorized, zero shares issued and outstanding (zero on December 31, 2024) (actual); Liquidation value $1,000 per share, zero aggregate, zero on December 31, 2024) (as adjusted)	0	0
Common stock, $0.02 par value; 200,000,000 shares authorized, 9,092,518 shares issued and outstanding (8,092,518 on December 31, 2024) (actual); and 9,992,518 issued and outstanding (as adjusted)	182,000	200,000
Additional paid-in capital	326,277,000	326,936,000
Non-controlling interest in subsidiary	11,905,000	11,905,000
Accumulated deficit	(312,256,000)	(312,256,000)
Total shareholders’ equity	26,108,000	26,785,000
Total capitalization	$20,139,000	$20,816,000

The number of shares of our common stock to be outstanding upon completion of this offering is based on 9,092,518 shares of our common stock outstanding as of February 3, 2026, and excludes:

●	673,436 shares of common stock reserved and available for issuance under our equity compensation plans.

(See “Prospectus Summary—The Offering” above for information on shares of common stock, options and warrants as of February 3, 2026.)

S-15

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering shares of our common stock at the public offering price of $1.00 per share. The material terms and provisions of our common stock are described under the captions “Description of Securities,” “Description of Common Stock” beginning on page 11 of the accompanying prospectus.

S-16

UNDERWRITING

Aegis Capital Corp., or Aegis or the underwriter, is the underwriter and the book-running manager of this offering. Under the terms of an underwriting agreement, which is filed as an exhibit to the registration statement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following number of shares of Common Stock:

Underwriter	Number of shares of Common Stock
Aegis Capital Corp.	900,000

The underwriting agreement provides that the underwriter’s obligation to purchase shares of Common Stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

●	the representations and warranties made by us to the underwriter are true;

●	there is no material change in our business or the financial markets; and

●	we deliver customary closing documents to the underwriter.

The underwriter has agreed to purchase all of the shares of Common Stock offered by this prospectus (other than those covered by the over-allotment option described below), if any are purchased under the underwriting agreement.

The underwriter is offering the shares of Common Stock subject to various conditions and may reject all or part of any order. The underwriter has advised us that it proposes to offer the shares of Common Stock directly to the public at the public offering price per share that appears on the cover page of this prospectus. In addition, the underwriter may offer some of the shares to other securities dealers at such price less a concession of $0.035 per share. After the shares are released for sale to the public, the underwriter may change the offering price and other selling terms at various times.

Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to forty-five (45) Calendar Days after the closing of the offering, permits the underwriter to purchase a maximum of 135,000 additional shares of Common Stock (i.e., up to 15.0% of the Common Stock sold in this offering) from us to cover over-allotments, if any. The purchase price to be paid per additional share of Common Stock will be equal to the public offering price per share of Common Stock, less the underwriting discount. We will be obligated, pursuant to the option, to sell these additional shares of Common Stock to the underwriter to the extent the option is exercised. If any additional shares of Common Stock are purchased, the underwriter will offer the additional shares of Common Stock on the same terms as those on which the other shares of Common Stock are being offered hereunder. If this over-allotment option is exercised in full, the total offering price to the public will be approximately $1.035 million, and the total net proceeds, before expenses and after deducting the underwriting discounts described above, to us will be approximately $1.0 million (based upon a public offering price of $1.00 per share of Common Stock).

S-17

Underwriting Discounts and Expenses

The following table shows the per Share and total underwriting discounts we will pay to Aegis. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional securities.

	Per Share	Total
Public offering price	$1.00	$900,000
Underwriting discount	$0.07	$63,000
Proceeds, before expenses, to us	$0.93	$837,000

We have also agreed to reimburse the underwriter for certain of its expenses, including “roadshow,” diligence, and reasonable legal fees and disbursements, in an amount not to exceed $50,000 in the aggregate. We estimate that the total expenses of the offering payable by us, excluding underwriting discounts, will be approximately $160,000.

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our Common Stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

●	Short positions involve sales by the underwriter of shares of Common Stock in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriter in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriter may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

●	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

S-18

●	Syndicate covering transactions involve purchases of our shares of Common Stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriter’s option to purchase additional shares. If the underwriter sells more shares than could be covered by the underwriter’s option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares of Common Stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in our Common Stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase our Common Stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result of these activities, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor the underwriter makes any representation that Aegis will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Discretionary Accounts

The underwriter has informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of five percent (5%) of the securities being offered in this offering.

Indemnification

We have agreed to indemnify Aegis, its affiliates, and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors, employees and holders of at least 10% of our Company’s Common Stock and securities exercisable for or convertible into its Common Stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock (“Lock-Up Securities”), whether currently owned or subsequently acquired, without the prior written consent of the underwriter, for a period of forty-five (45) days after the closing date of the offering. See “Shares Eligible for Future Sale – Lock-Up Agreements.”

S-19

The underwriter, in its sole discretion, may release the Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Common Stock and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of Common Stock and other securities for which the release is being requested and market conditions at the time.

Company Standstill

We have agreed, for a period of forty-five (45) days after the closing date of the offering (the “Standstill Period”), that without the prior written consent of Aegis, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; (b) file or cause to be filed any registration statement with the Commission relating to the offering of any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of our Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of our Company and shall provide to our Company additional benefits in addition to the investment of funds, but shall not include a transaction in which our Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of this offering.

Right of First Refusal

If, for the period beginning on the Closing and ending six (6) months after the commencement of sales in the offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees and terms for transactions of similar size and nature, including indemnification, which are appropriate to such a transaction.

S-20

Notwithstanding the foregoing, the decision to accept our engagement shall be made by Aegis or one of its affiliates, by a written notice to us, within ten (10) Business Days after the receipt of our notification of financing needs, including a detailed term sheet. Aegis’s determination of whether in any case to exercise its right of first refusal will be strictly limited to the terms on such term sheet, and any waiver of such right of first refusal shall apply only to such specific terms. If Aegis waives its right of first refusal, any deviation from such terms shall void the waiver and require us to seek a new waiver from the right of first refusal.

Other Relationships

The underwriter is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

In the ordinary course of its business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligation or otherwise) publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter participating in this offering may distribute prospectuses electronically. The underwriter may agree to allocate a number of Shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC.

Trading Market

Our Common Stock is listed on the NYSE American LLC under the symbol “DSS.”

S-21

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Kaufman & Canoles, P.C., Richmond, VA.

EXPERTS

The consolidated financial statements of DSS, Inc., and Subsidiaries as of and for the years ended December 31, 2024 and 2023, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Grassi & Co., CPAs, P.C., an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the Company, please contact Jason Grady at 585-325-3610.

Our Internet address is www.dssworld.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

S-22

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025; our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025; and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 14, 2025;

●	our Current Reports on Form 8-K filed with the SEC on February 6, 2025, July 1, 2025, July 30, 2025 and December 5, 2025; and

●	the description of our common stock, which is registered under Section 12 of the Exchange Act, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus is a part and prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Jason Grady

DSS, Inc.

275 Wiregrass Pkwy, Henrietta, New York 14586

Tel: +1-585-325-3610

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

S-23

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, Dated October 31, 2024)

PROSPECTUS

DSS, INC.

$10,000,000

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, units, or a combination of these securities, for an aggregate initial offering price of up to $10,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NYSE American LLC under the symbol “DSS.” On October 30, 2024, the closing sales price for our common stock was $1.32 per share. If we decide to seek a listing or qualification for trading of any preferred stock, warrants, subscriptions rights, depositary shares or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or traded, if any, or where we have made an application for listing or trading, if any.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 10, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated October 31, 2024

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell up to $10,000,000 of our common stock, warrants, units or rights in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read both this prospectus, including the section titled “Risk Factors,” and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “The Company,” “Use of Proceeds,” and elsewhere in this prospectus, as well as the documents incorporated by reference herein, including in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2023, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements related to our expected business, new product introductions, results of clinical studies, expectations regarding regulatory clearance and the timing of FDA or non-US filings or approvals including meetings with FDA or non-U.S. regulatory bodies, our ability to raise funds for general corporate purposes and operations, including our research activities and clinical trials, procedures and procedure adoption, future results of operations, future financial position, our ability to generate revenues, our financing plans and future capital requirements, anticipated costs of revenue, anticipated expenses, the effect of recent accounting pronouncements, our anticipated cash flows, our ability to finance operations from cash flows or otherwise, and statements based on current expectations, estimates, forecasts, and projections about the economies and markets in which we operate and intend to operate and our beliefs and assumptions regarding these economies and markets.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among others, those factors referred to in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2023, which is incorporated by reference herein.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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THE COMPANY

Overview

DSS, Inc. (together with its consolidated subsidiaries (unless the context otherwise requires), referred to herein as “DSS,” “we,” “us,” “our” or the “Company”, currently operates five distinct business lines operate around the globe with primary operations in North America and Asia. The six divisions are:

1.	Product Packaging,
2.	Biotechnology,
3.	Commercial Lending,
4.	Securities and Investment Management,
5.	Direct Marketing, and
6.	Alternative Trading,

Each of these business lines are in various stages of development, growth, and income generation. Due to these variations in the business cycle, including differences in revenue and assets acquired, the company is currently reporting financial information for five of these operating segments:

1.	Product Packaging,
2.	Commercial Lending,
3.	Biotechnology, and
4.	Direct Marketing, and
5.	Securities and Investment Management

As the other divisions grow and start generating material operations and revenue, those operating segments will be added to our financial segmental reporting.

Our divisions, their business lines, subsidiaries, and operating territories:

1.	Product Packaging: The Company’s consumer packaging and security printing business is led by its wholly owned subsidiary, Premier Packaging Corporation, Inc. (“Premier”), a New York corporation. Premier operates in the paper board and fiber - based folding carton, consumer product packaging, and document security printing markets. It markets, manufactures, and sells sophisticated custom folding cartons, mailers, photo sleeves and complex 3-dimensional direct mail solutions. Premier is currently located in its new facility in Rochester, NY, and primarily serves the US market.

2.	Biotechnology: (“Biotech”) Biotechnology, a science-driven industry sector that uses living organisms and molecular biology to produce healthcare-related products, progressed on multiple fronts in the past year. This business line was created to invest in or acquire companies in the BioHealth and BioMedical fields, including businesses focused on the advancement of drug discovery and prevention, inhibition, and treatment of neurological, oncological, and immune related diseases. This division is also targeting unmet, urgent medical needs, and is developing open-air defense initiatives, which curb transmission of air-borne infectious diseases, such as tuberculosis and influenza. We had a productive year including key patent awards, the advancement of key programs, the release of positive study results, and several projects now in global licensing discussions. Assets of this group are organized under the holding company, DSS BioHealth Security, Inc. Its subsidiaries are currently operating in Houston, TX and Rochester, NY.

3.	Commercial Lending: American Pacific Bancorp, Inc. (“APB”) represents our banking and financing business line. Over the past year and a half, APB issued more than $14 million in new loans, and over $4 million in renewal loan to customers with strong credit quality across a diverse portfolio of businesses. Looking ahead, to better meet the needs of the current financial market, the company is looking to transition away from certain industries like direct marketing and focus more on growing its inventory / equipment loan portfolio as well as engaging in more specialized areas of lending like broker/dealer loans. We will continue to monitor our managed loan portfolio of more than $22 million, which earns 1.25% annually in service charges, and explore future opportunities. Importantly, the equity portfolio as a bank holding company is anticipated to remain relatively stable, regardless of stock market fluctuations.

4.

Direct Marketing: Through its holding company, Decentralized Sharing Systems, Inc. and its subsidiaries and partners, provide an array of products and services which include, among other things, nutritional and personal care products sold throughout North America, Asia Pacific and Eastern Europe, through licensing agreements.

5.	Securities and Investment Management: DSS continued our strategic investments in three broker dealers; WestPark Capital, BMI Capital Investments, and Sentinel Brokers Company, Inc. Additionally, we have become the Registered Investment Advisor (“RIA”) for DSS AmericaFirst Quantitative Funds (DSS AmericaFirst) family. This group of businesses is led by its holding company, DSS Securities, Inc., (“DSS Securities”) and the group is currently headquartered in Houston, Texas, with operations in Chicago, Illinois, Sacramento, California, Los Angeles, California, and New York, NY. Also in this segment is the Company’s real estate investment trusts (“REITs”), organized for the purposes of acquiring hospitals and other acute or post-acute care centers from leading clinical operators with dominant market share in secondary and tertiary markets, and leasing each property to a single operator under a triple-net lease. The REIT was formed to originate, acquire, and lease a credit-centric portfolio of licensed medical real estate. This group is headquartered in Houston, Texas.

5

STRATEGIC BUSINESS PLAN AND 2024 PROGRESSION

Here we highlight three specific developments:

We are preparing for an Initial Public Offering (“IPO”) of our majority owned subsidiary, Impact Biomedical, Inc. (“IBIO”), after distributing four shares of IBIO for every share of DSS held as of the record date of July 10, 2023.

Once the IPO has been completed, these stock dividend shares will not be eligible for resale until 180 days from the effective date of the IPO, a restriction that can be lifted at the discretion of IBIO. The structure of this spinoff is designed for DSS to maintain the consolidation of IBIO’s financials, ensuring our shareholders receive the benefits of IBIO’s success on a go forward basis. Our license agreement with ProPhase Labs (Nasdaq: PRPH) is resulting in promising clinical advancement in the development of our Linebacker and Equivir assets. Impact Biomedical is actively considering various ways to maximize the value of its investments and assets. The company is excited about the opportunities that the IPO will create and is looking forward to introducing its shareholders to subsequent spinoffs or similar liquidity events.

Turning to our product packaging division, Premier Packaging Corporation, Inc., net income increased 126% year over year. Premier Packaging Corporation is experiencing a positive trend in its financial performance, thanks to strategic investments and operational improvements.

Our commitment to reinforcing our leadership dynamics is evident in the recent enhancement of the management team at DSS Wealth Management, Inc. This deliberate move is aimed at fostering a legacy of investment excellence and scaling our assets under management. We are planning to launch a Total Return Bond Fund, to capitalize on the prevailing higher interest rates.

Three-Stage Development for Exponential Growth

For every completed acquisition, and taking into consideration market conditions and other constraints, we adhere to a well-structured three-stage development process with the goal of maximizing value creation and propelling our growth by expanding our capabilities, strength, and scale.

Stage 1: Asset Acquisition and Organizational Development In this initial phase, our focus lies in identifying and acquiring assets, vehicles, asset structures, and assembling the necessary talent and organizations. This strategic step serves as the strong foundation upon which we build future growth.

Stage 2: Revenue Generation and Operational Excellence Our second stage revolves around driving revenue through diverse channels, including revenue streams, licensing, and other scalable sources. Our primary objective during this phase is the creation of efficient and well-operating businesses that excel in operational performance. The success achieved in this stage in 2022, evidenced by substantial revenue growth, is a testament to our efforts.

Stage 3: Profitability and Positive EBITDA The third and final stage focuses on achieving positive EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) and profitability. This is realized through the optimization of business operations, capitalizing on scale and efficiency to generate sustained profits.

6

Growth Strategies

IPOs as a Growth Strategy: Our company has plans to pursue Initial Public Offerings (IPOs) as a means to share its success with shareholders. We aim to take our businesses public once they reach an optimal point for effective leverage and meet internal goals and expectations.

Decentralized Sharing Model: We firmly believe in our unique decentralized sharing model, combined with the three-stage development process, to create substantial shareholder value. This model involves distributing dividends from potential IPOs directly to benefit shareholders.

In summary, our strategy delineates a methodical approach encompassing asset acquisition, revenue generation, operational efficiency, profitability, and ultimately, taking businesses public through IPOs to reward our shareholders. We place a strong emphasis on our decentralized sharing model, ensuring that the benefits of our success are shared directly with our valued shareholders.

Reporting Operating Segments

As we have reported above, we financially report business operating results on five operating segments, which we believe will certainly increase and transition as the newer lines of business develop and mature. However, the five business segments that we are reporting on in 2024 are as follows:

Product Packaging: Premier Packaging Corporation (“Premier”) provides custom packaging services and serves clients in the pharmaceutical, nutraceutical, consumer goods, beverage, specialty foods, confections, photo packaging and direct marketing industries, among others. The group also provides active and intelligent packaging and document security printing services for end-user customers. In addition, the division produces a wide array of printed materials, such as folding cartons and paperboard packaging, security paper, vital records, prescription paper, birth certificates, receipts, identification materials, entertainment tickets, secure coupons and parts tracking forms. The division also provides resources and production equipment for our ongoing research and development of security printing, brand protection, consumer engagement and related technologies.

For over 25 years, Premier has been providing solutions for paperboard packaging from consumer retail packaging and heavy mailing envelopes, to sophisticated custom folding cartons and complex three-dimensional direct mail solutions. Premier’s innovative products and design team delivers packaging that provides functionality, marketability, and sustainability, with its fiber-based packing solutions providing an alternative to traditional plastic packaging.

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Since 2019, we have accelerated the transformation of Premier’s operations, investing in state-of-the-art manufacturing equipment, people, and processes to increase its capacity, improve quality and delivery, and to ensure it has the resources to support its growing customer base and their evolving supply chain demands.

We will continue to add capabilities in key areas that increasing operational efficiencies to strengthen our foundation and offerings to our customers while continuing to provide world-class customer service to the customers we serve.

Commercial Lending: (“Commercial Lending”) through its operating company, American Pacific Bancorp, Inc. (“APB”) represents our banking and financing business line. Looking ahead, to better meet the needs of the current financial market, the company is looking to transition away from certain industries like direct marketing and focus more on growing its inventory / equipment loan portfolio as well as engaging in more specialized areas of lending like broker/dealer loans. We will continue to monitor our managed loan portfolio of more than $6 million, which earns 1.25% annually in service charges, and explore future opportunities. Importantly, the equity portfolio as a bank holding company is anticipated to remain relatively stable, regardless of stock market fluctuations.

Biotechnology: (“Biotech”) Impact BioMedical, Inc. discovers, confirms, and patents unique science and technologies which can be developed into new offerings in human healthcare and wellness in collaboration with external partners through licensing, c0-development, joint-ventures, and other relationships. By leveraging technology and new science with strategic research, development, and commercial partnerships, we provide advances in biopharmaceuticals and over the counter direct to consumer wellness products and services, and drug discovery for the treatment of oncology, inflammatory diseases, and neurology. In addition to our existing technologies, we continually search and evaluate other potential new additions to our portfolio.

The business model of Impact BioMedical revolves around two methodologies - Licensing and Sales Distribution.

1) Impact develops valuable and unique patented technologies which will be licensed to pharmaceutical, large consumer package goods companies and venture capitalists in exchange for usage licensing and royalties.

2) Impact utilizes the DSS ecosystem to leverage its sister companies that have in place distribution networks on a global scale. Impact will engage in branded and private labelling of certain products for sales generation through these channels. This global distribution model will give direct access to end users of Impact’s nutraceutical and health related products.

Securities and Investment Management: (“Securities”) Securities was established to develop and/or acquire assets in the securities trading or management arena, and to pursue, among other product and service lines, real estate investment funds, broker dealers, and mutual funds management. This business sector has already established the following business lines/investments and associated products and services:

●	REIT Management Fund: In March 2020, DSS Securities formed AMRE (“American Medical REIT”) and its management company AAMI (“AMRE Asset Management, Inc.) Through AAMI/AMRE, a medical real estate investment trust, fulfills community needs for quality healthcare facilities while enabling care providers to allocate their capital to growth and investment in their contemporary clinical and critical care businesses. Urban and suburban communities are in need of modern healthcare facilities that provide a range of medical outpatient services. The funds ultimate product is an investor opportunity in a managed medical real estate investment trust.

●	Sentinel: Sentinel primarily operates as a financial intermediary, facilitating institutional trading of municipal and corporate bonds as well as preferred stock, and accelerates the trajectory of the DSS digital securities business.

●	WestPark: WestPark is a full-service investment banking and securities brokerage firm which serves the needs of both private and public companies worldwide, as well as individual and institutional investors.

●	BMIC: BMIC is a private investment bank specializing in corporate finance advising, raising equity, and venture services, providing a global “one-stop” corporate consultancy to listed companies. From corporate finance to professional valuation, corporate communications to event management, BMIC services companies in the US, Hong Kong, Singapore, Taiwan, Japan, Canada, and Australia.

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●	AmericaFirst Wealth Management: AmericaFirst is a suite of mutual funds managed by DSS Wealth Management. AmericaFirst expects to expand into numerous investment platforms including additional mutual funds and exchange-traded funds. AmericaFirst currently consists of four mutual funds that seek to outperform their respective benchmark indices by applying top-down, fundamental research, quantitative and technical analysis to stock selection and portfolio management.

Direct Marketing: (“Direct”) Through its holding company, Decentralized Sharing Systems, Inc (“Decentralized”). and its subsidiaries and partners, provide an array of products and services which include, among other things, nutritional and personal care products sold throughout North America, Asia Pacific and Eastern Europe, through licensing agreements.

Intellectual Property

Patents

Impact Biomedical Inc. has nine (9) patents issued, one(1) allowed, and over forty (40) patents pending worldwide with expiration of US patents between 2029 and 2040. Pending patents could extend this exclusivity period in all regions.

The issued and allowed patents include composition and method of application for Linebacker, Equivir, 3F (Functional Fragrance), and Laetose.

Trademarks

We have several trademarks related to our DSS, Inc. businesses.

Websites:

The primary corporate website we maintain is www.dssworld.com. Our other sites are:

American Medical REIT, Inc: http://www.americanmedreit.com

DSS AmericaFirst: https://www.afcm-quant.com

Premier Packaging: https://www.premiercustompkg.com

Impact Biomedical: https://www.impactbiomedinc.com

In addition to the active websites, the Company is building multiple new sites and owns several other domain names reserved for future use or for strategic competitive reasons. Information on our websites or any other website does not constitute a part of this annual report.

Markets and Competition

Product Packaging: Within our packaging division, we face competition from numerous national and regional companies, many of which operate independently and are privately held. The major players in this market are primarily concentrated in long-term consumer packaged goods and health and beauty sectors. These include prominent integrated paper companies like West Rock Company and Graphic Packaging Holding Company.

Commercial Lending: American Pacific Bancorp, our commercial lending company, offers a comprehensive range of financial services tailored to businesses. Our services encompass commercial business lines of credit, land development financing, inventory financing, third-party loan servicing, and solutions designed to meet the diverse financial requirements of various business sectors. In this competitive landscape, APB competes with a wide array of traditional commercial banks and investment banking firms.

Biotechnology: Impact Biomedical Inc. is dedicated to the discovery, confirmation, and patenting of unique scientific advancements and technologies, which lead to innovative solutions in the realm of human healthcare and wellness. IBIO collaborates closely with licensing partners, engages in co-development initiatives, forms joint ventures, and nurtures other valuable relationships to effectively introduce these groundbreaking solutions to the market.

Securities and Investment Management: Was established to develop and/or acquire assets in the securities trading or management arena. These efforts and established business lines compete with individual money managers, companies or organizations that engage in the business of trading securities and derivatives for the benefit of their customers. Traditional RIA’s, Brokers Dealers, REIT’s and other personal investment companies would also be considered competition.

Direct Marketing: The network marketing or direct marketing industry is a very competitive marketplace. While not directly competing with Decentralized, the following companies are significant players in the global network marketing business and as a result an indirect competitor of Decentralized: Amway, Avon, Herbalife, Natura, Vorwerk, Mary Kay, Perfect, Forever Living, Nu Skin, Young Living, and New Era, among others.

Corporate History

The Company, incorporated in the state of New York in May 1984 has formally conducted business in the name of Document Security Systems, Inc. On September 16, 2021, the board of directors approved an agreement and plan of merger with a wholly owned subsidiary, DSS, Inc. (a New York corporation, incorporated in August 2020), for the sole purpose of effecting a rebranding from Document Security Systems, Inc. to DSS, Inc. This change became effective on September 30, 2021. DSS, Inc. maintained the same trading symbol “DSS” and updated its CUSIP number to 26253C-102. In January 2024, in conjunction with a reverse split, DSS now operates under the CUSIP 26253C 201. See the “Overview” section above for further details about our acquisitions.

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Human Capital Resources

As of October 31, 2024, DSS, Inc. had 102 employees worldwide. We continue to retain and attract qualified management and technical personnel. Our employees are not covered by any collective bargaining agreement, and we believe that our relations with our employees are in good standing.

Available information

Our website address is www.dssworld.com. Information on our website is not incorporated herein by reference. We make available free of charge through our website our press releases, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after electronically filed with or furnished to the Securities and Exchange Commission.

Stock Listing

Our common stock is listed on The NYSE American LLC under the symbol “DSS.”

Corporate Information

Our principal executive offices are located at 275 Wiregrass Pkwy, Henrietta, New York 14586, USA. Our telephone number is +1-585-325-3610. Our corporate website is www.dssworld.com. Information contained in or accessible through our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that we may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.02 par value per share, 7,066,772 of which were issued and outstanding as of October 25, 2024, and 47,000 shares of Series A Preferred Stock, 0 of which were issued and outstanding, as of October 25, 2024.

The following description of our common stock summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock, please refer to our certificate of incorporation, as amended, (the “Certificate of Incorporation”) which may be further amended from time to time, and our fifth amended and restated by-laws, as further amended from time to time (the “By-laws”). The New York Business Corporation Law (“NYBCL”) may also affect the terms of these securities.

Holders of our common stock: (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Company’s board of directors; (ii) are entitled to share ratably in all assets of the Company available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of common stock, on all matters which stockholders may vote on at all meetings of stockholders; and (v) the holders of common stock have no conversion, preemptive or other subscription rights. There is no cumulative voting for the election of directors. Each holder of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, By-laws and the NYBCL

Section 912 of the NYBCL generally provides that a New York corporation may not engage in a business combination with an interested stockholder for a period of five years following the interested stockholder’s becoming such. Such a business combination would be permitted where it is approved by the board of directors before the interested stockholder’s becoming such. Covered business combinations include certain mergers and consolidations, dispositions of assets or stock, plans for liquidation or dissolution, reclassifications of securities, recapitalizations and similar transactions. An interested stockholder is generally a stockholder owning at least 20% of a corporation’s outstanding voting stock. In addition, New York corporations may not engage at any time with any interested stockholder in a business combination other than: (i) a business combination approved by the board of directors before the stock acquisition, or where the acquisition of the stock had been approved by the board of directors before the stock acquisition; (ii) a business combination approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by the interested stockholder at a meeting called for that purpose no earlier than five years after the stock acquisition; or (iii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other stockholders receive at least the highest price per share that is paid by the interested stockholder and that meets certain other requirements.

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A corporation may opt out of the interested stockholder provisions described in the preceding paragraph by expressly electing not to be governed by such provisions in its by-laws, which must be approved by the affirmative vote of a majority of votes of the outstanding voting stock of such corporation and is subject to further conditions. However, our By-laws do not contain any provisions electing not to be governed by Section 912 NYBCL. Under our By-laws, any corporate action to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock, the number of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

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●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF RIGHTS

We may offer to our shareholders rights to purchase common stock or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights that we may issue and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

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The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and have no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see the sections above entitled “Where You can Find More Information” and “Incorporation of Certain Information by Reference”. We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

FORMS OF SECURITIES

Each warrant, unit and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of warrants, units or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered warrants, units and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

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If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants, units or rights, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of DSS, the trustees, the warrant agents, the unit agents or any other agent of DSS, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

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Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NYSE American LLC or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the rights and the shares of common stock offered by this prospectus have been passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements of DSS, Inc., and Subsidiaries as of and for the years ended December 31, 2023 and 2022, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Grassi & Co., CPAs, P.C., an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF INFORMATION BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 27, 2024, the amended Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC October 22, 2024 ;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024 and for the quarter ended June 30, 2024, filed with the SEC on August 13, 2024;

●	our Current Reports on Form 8-K filed with the SEC on January 8, 2024, January 22, 2024, February 9, 2024, and August 21, 2024, September 12, 2024, October 22, 2024; and

●	the description of our Common Stock, which is registered under Section 12 of the Exchange Act, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 27, 2024, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by this prospectus has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

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You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Jason Grady

DSS, Inc.

275 Wiregrass Pkwy

Henrietta, New York 14586

Tel: +1 (585) 325-3610

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the Company, please contact Jason Grady at +1 (585) 325-3610.

Our Internet address is www.dssworld.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

20

DSS, INC.

900,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Aegis Capital Corp.

February 4, 2026